                                                                  Conformed Copy

                      BRIDGE SECURITIES PURCHASE AGREEMENT

                                   dated as of

                                February 6, 1998

                                     between

                            OXFORD HEALTH PLANS, INC.

                                       and

                              OXFORD FUNDING, INC.

                                Table of Contents

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.    Definitions....................................................1
SECTION 1.2.    Accounting Terms and Determinations...........................10
SECTION 1.3.    Rules of Construction.........................................10

                                   ARTICLE II

                           PURCHASE AND SALE OF NOTES

SECTION 2.1.    Commitment to Purchase........................................11
SECTION 2.2.    Notice of Purchase............................................11
SECTION 2.3.    Purchase of Notes.............................................11
SECTION 2.4.    Mandatory Reduction of Commitment.............................12
SECTION 2.5.    Termination of Commitment.....................................12
SECTION 2.6.    Prepayment of Notes...........................................13
SECTION 2.7.    Effectiveness.................................................14
SECTION 2.8.    Reserve Account...............................................14

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1.    Corporate Existence and Power.................................15
SECTION 3.2.    Authorization and Execution...................................15
SECTION 3.3.    Governmental Authorization....................................15
SECTION 3.4.    Contravention.................................................16
SECTION 3.5.    Financial Information.........................................16
SECTION 3.6.    Litigation....................................................17
SECTION 3.7.    Environmental Matters.........................................17
SECTION 3.8.    Taxes.........................................................17
SECTION 3.9.    No Subsidiaries...............................................17
SECTION 3.10.   Investments...................................................17
SECTION 3.11.   Not an Investment Company.....................................17
SECTION 3.12.   Full Disclosure...............................................18


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                                                                            ----

SECTION 3.13.   Capitalization................................................18
SECTION 3.14.   Solicitation; Access to Information...........................18
SECTION 3.15.   Non-Fungibility...............................................19
SECTION 3.16.   Permits.......................................................19
SECTION 3.17.   Leases........................................................19
SECTION 3.18.   Absence of Any Undisclosed Liabilities........................20
SECTION 3.19.   Governmental Regulations......................................20
SECTION 3.20.   Brokers.......................................................20
SECTION 3.21.   Intellectual Property.........................................20
SECTION 3.22.   ERISA.........................................................21
SECTION 3.23.   Security Interests............................................21

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 4.1.    Purchaser Representations.....................................21

                                    ARTICLE V

                    CONDITIONS PRECEDENT TO PURCHASE OF NOTES

SECTION 5.1.    Conditions to Purchaser's Obligation at Closing Date..........22
SECTION 5.2.    Conditions to Purchaser's Obligation at Each Time
                  of Purchase.................................................24

                                   ARTICLE VI

                                    COVENANTS

SECTION 6.1.    Information...................................................26
SECTION 6.2.    Payment of Obligations........................................27
SECTION 6.3.    Maintenance of Property; Insurance............................27
SECTION 6.4.    Conduct of Business and Maintenance of Existence..............28
SECTION 6.5.    Compliance with Laws..........................................28
SECTION 6.6.    Inspection of Property, Books and Records.....................28
SECTION 6.7.    Investment Company Act........................................29
SECTION 6.8.    Debt or Other Liabilities.....................................29
SECTION 6.9.    Restricted Payments...........................................29


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                                                                            Page
                                                                            ----

SECTION 6.10.   Disqualified Stock; Subsidiary Stock..........................30
SECTION 6.11.   Investments...................................................30
SECTION 6.12.   Negative Pledge...............................................30
SECTION 6.13.   Transactions and Affiliates...................................32
SECTION 6.14.   Consolidations and Mergers; Sales of Assets...................32
SECTION 6.15.   Appointment of Director.......................................33
SECTION 6.16.   Supplemental Information......................................33
SECTION 6.17.   Use of Proceeds...............................................33
SECTION 6.18.   Certain Fees..................................................33
SECTION 6.19.   Permanent Financing...........................................34
SECTION 6.20.   Restrictions on Certain Amendments............................35
SECTION 6.21.   Restriction on Business Activities............................35
SECTION 6.22.   Prohibition of Prepayment of Debt.............................35
SECTION 6.23.   ERISA.........................................................35
SECTION 6.24.   Net Worth.....................................................35
SECTION 6.25.   Limitation on Restrictions Affecting Subsidiaries.............35
SECTION 6.26.   Mortgages.....................................................35
SECTION 6.27.   Security Agreement Matters....................................35

                                   ARTICLE VII

                             LIMITATION ON TRANSFERS

SECTION 7.1.    Restrictions on Transfer......................................36
SECTION 7.2.    Restrictive Legends...........................................37
SECTION 7.3.    Notice of Proposed Transfers..................................37

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

SECTION 8.1.    Events of Default.............................................38
SECTION 8.2.    Powers and Remedies Cumulative................................41

                                   ARTICLE IX

                                COLLATERAL AGENT

SECTION 9.1.    Collateral Agent..............................................41
SECTION 9.2.    Limitation of Liability.......................................42


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                                                                            Page
                                                                            ----

SECTION 9.3.    Default; Collateral...........................................42
SECTION 9.4.    Pledged Collateral Matters....................................42

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1.   Notices.......................................................43
SECTION 10.2.   Waivers and Amendments........................................43
SECTION 10.3.   Indemnification...............................................44
SECTION 10.4.   Expenses; Documentary Taxes...................................47
SECTION 10.5.   Payment.......................................................47
SECTION 10.6.   Register......................................................47
SECTION 10.7.   Successors and Assigns........................................48
SECTION 10.8.   New York Law; Submission to Jurisdiction; Waiver of
                  Jury Trial..................................................48
SECTION 10.9.   Independence of Representations, Warranties and Covenants.....48
SECTION 10.10.  Severability..................................................48
SECTION 10.11.  Entire Agreement; Benefit.....................................49
SECTION 10.12.  Headings......................................................49
SECTION 10.13.  Counterparts..................................................49
SECTION 10.14.  Confidentiality...............................................49

Exhibit A         -Form of Note
Exhibit B         -Form of Engagement Letter
Exhibit C         -Form of Status Certificate
Exhibit D         -Interest Reserve Escrow Agreement
Schedule 3.6      -Litigation
Schedule 3.9      -Subsidiaries
Schedule 3.10     -Investments
Schedule 3.13(a)  -Capitalization
Schedule 3.13(b)  -Subscriptions for Subsidiary Stock
Schedule 3.17     -Leases
Schedule 3.18     -Liabilities
Schedule 3.21     -Intellectual Property
Schedule 3.23     -Filings and Recordings


                                      -iv-
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                      BRIDGE SECURITIES PURCHASE AGREEMENT

            BRIDGE SECURITIES PURCHASE AGREEMENT dated as of February 6, 1998 ("Agreement") between Oxford Health Plans, Inc., a Delaware corporation, and Oxford Funding, Inc., a Delaware corporation (the "Purchaser").

            The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

            "Affiliate" means, with respect to any Person (the "Subject Person"), (i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or
(ii) any other Person (other than the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

            "Availability Period" means the period from and including the date hereof to the earlier of (i) the date which is six months from the Closing Date and (ii) the Termination Date.

            "Business Day" means any day except a Saturday, Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading.

            "Capital Contribution" means the contribution by the Company to the capital of one or more of its Subsidiaries in order to satisfy regulatory requirements for statutory capital levels at such Subsidiaries.

            "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank (including a domestic branch of a foreign bank) whose outstanding senior long-term debt securities are rated, or that is a wholly-owned Subsidiary of a bank holding company whose outstanding senior long-term debt securities are rated, either A- or higher by Standard & Poor's Ratings Group or A3 or higher by Moody's Investors Service, Inc., maturing within one year of the date of acquisition, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above,
(iv) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., maturing within one year after the date of acquisition, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

            "Change of Control" means any Person acquiring (whether through legal or beneficial ownership, by contract or otherwise), directly or indirectly, the power to vote or direct the voting of securities having more than 20% of the ordinary voting power for the election of directors of the Company or having elected, or caused to be elected, a sufficient number of its nominees to the Board of Directors of the Company such that the nominees so elected (regardless of when elected) shall collectively constitute a majority of the Board of Directors of the Company. For purposes of this definition, (x) the term "Person" includes any "group" as that term is used in Section 13(d)(3) or 14(d)(2) of the Exchange Act and (y) the term "beneficial ownership" has the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire whether such right is exercisable immediately or after the passage of time.

            "Closing Date" means the initial Time of Purchase.

            "Collateral Agent" means the Person appointed Collateral Agent pursuant to Section 9.1.

            "Collateral Documents" means, collectively, the Security Agreement and any other document or instrument executed in connection therewith, including UCC financing statements.

            "Commission" means the Securities and Exchange Commission.

            "Commitment" means the Purchaser's obligation under Section 2.1.
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                                      -3-


            "Commitment Amount" means $100,000,000 (such amount, the "Initial Commitment Amount"), as such amount may be reduced from time to time pursuant to
Section 2.4; provided, however, that the Commitment Amount shall be increased by $100,000,000 (such amount, the "Additional Commitment Amount") upon the consummation of a Qualifying Equity Issuance or upon the execution of a definitive agreement with respect thereto, subject only to the receipt of any required regulatory approval and such other customary closing conditions as shall be reasonably acceptable to the Purchaser.

            "Commonly Controlled Entity" means an entity, whether or not incorporated, that is or was under common control with the Company or any of its Subsidiaries within the meaning of Section 4001 of ERISA or is part of a group that includes the Company or any of its Subsidiaries and that is treated as a single employer under Section 414 of the Internal Revenue Code.

            "Company" means Oxford Health Plans, Inc., a Delaware corporation.

            "Company Corporate Documents" means the certificates of incorporation (including any certificates of designations for preferred stock) and by-laws of the Company and its Subsidiaries.

            "Company Counsel" means Sullivan & Cromwell or other counsel for the Company satisfactory to the Purchaser.

            "Consolidated Net Worth" shall mean, as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Company and its subsidiaries at such date; provided, however, there shall be excluded therefrom the effect of (i) any reserve adjustments after the Closing Date for the year ended December 31, 1997 or any future period resulting from changes in the Company's estimates of its medical costs and expected cost trends, (ii) any extraordinary non-cash charges (except for charges announced prior to the date hereof) arising outside the ordinary course of business, (iii) transaction expenses paid pursuant to the terms of any agreement relating to the proposed issuance of securities entered into on or prior to the Closing Date (other than the issuance of the Notes or any refinancing thereof), in an aggregate amount not to exceed $5 million, and (iv) any operating losses incurred during the first two quarters of 1998 in an aggregate amount not to exceed (A) for the period from the Closing Date through June 30, 1998, $72.5 million, (B) for the period from July 1,

1998 through September 30, 1998, $36.25 million, and (C) for any period thereafter, $0. As used in the preceding clause (iv) "operating losses" shall mean any negative amounts determined by subtracting from total revenue, as determined in accordance with GAAP, medical expenses and administrative expenses.

            "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

            "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments issued by such Person, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person under any Financing Lease, (v) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vii) all Debt of others Guaranteed by such Person.

            "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Designated Transaction" means (i) any issuance of any Debt (other than the Notes) or equity securities, or any other incurrence of Debt (other than Debt permitted by Section 6.8(a)(ii)), by the Company or any of its Subsidiaries, or (ii) the disposition by the Company or any of its Subsidiaries of any assets , provided, that a Designated Transaction shall not include a Qualifying Equity Issuance.

            "Disclosure Documents" has the meaning set forth in Section 10.3.

            "DLJ" means Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation.

            "DLJSC" means Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation.

            "Engagement Letter" means the letter substantially in the form attached as Exhibit B.

            "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

            "Event of Default" has the meaning set forth in Section 8.1.

            "Exchange Act" means the Securities Exchange Act of 1934.

            "Expiration Date" means the earlier of (i) 5:00 p.m. on June 30, 1998 and (ii) the Termination Date.

            "Financing Documents" means this Agreement, the Notes, the Collateral Documents and the Interest Reserve Escrow Agreement referred to in
Section 2.8.

            "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "GAAP" has the meaning assigned to it in Section 1.2.

            "Governmental Authority" shall mean any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Laws.

            "Holder" has the meaning set forth in Section 10.6.

            "Indemnified Parties" has the meaning set forth in Section 10.3.

            "Internal Revenue Code" means the Internal Revenue Code of 1986.

            "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

            "Lien" means any lien, mechanic's lien, materialmen's lien, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

            "Majority Holders" means (i) at any time prior to the Closing Date, the Purchaser and (ii) at any time thereafter, the Holders of more than 50% in aggregate principal amount of the Notes outstanding at such time.

            "Material Adverse Effect" means (i) a material adverse effect on the business, condition (financial or otherwise), operations, properties or prospects of the Company and its Subsidiaries taken as a whole (it being understood that any material adverse effect on the ability of any Significant Subsidiary to continue to conduct its business on a basis consistent with past practices shall be deemed to be a Material Adverse Effect), (ii) a material adverse effect on the ability of the Company to perform its obligations under any Financing Document or (iii) an adverse effect on the legality, validity, binding effect or enforceability of any Financing Document or the rights of Holders or the Purchaser thereunder.

            "Net Cash Proceeds" means the total amount of cash proceeds received by the Company or any of its Subsidiaries as a result of any Designated Transaction, including any cash proceeds derived from any non-cash proceeds from or in respect of any Designated Transaction, less

            (i) underwriters' fees, brokerage commissions, related professional fees and other customary out-of-pocket expenses payable by the Company or such Subsidiary in connection with such Designated Transaction;

            (ii) in the case of a disposition of assets, the amount of all income and other taxes reasonably estimated to be payable by the Company or such Subsidiary as a result of such disposition of assets; and

            (iii) in the case of a disposition of assets, the amount of Debt secured by a Lien on the asset or assets disposed of and required to be, and actually, repaid by the Company in connection therewith, and any trade payables specifically relating to such asset or assets sold by the Company or such Subsidiary that are not assumed by the purchaser of such asset or assets.

            "Notes" means the Company's promissory notes substantially in the form set forth as Exhibit A in a maximum aggregate principal amount equal to(x) $200,000,000 plus (y) the amount of interest paid on the Notes in the form of Notes pursuant to the terms of the Notes.

            "Permanent Financing" means any debt or equity securities to be issued by the Company and any other Debt to be incurred by the Company, but shall not include any Qualifying Equity Issuance.

            "Permits" means all domestic and foreign licenses, permits and approvals required for the full operation of the Company and its Subsidiaries, including provincial, state, federal, city and county permits and approvals.

            "Permitted Holder" has the meaning set forth in Section 7.3(a).

            "Permitted Transferee" means any Person that acquires Notes in compliance with Article VII other than any Person who acquires such Notes (i) in a public offering or (ii) in the open market, pursuant to sales under Rule 144.

            "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

            "Plan" means, at any time, any employee benefit plan (as defined in Section 3(3) of ERISA) which is a defined benefit plan.

            "Pledged Collateral" shall have the meaning assigned to such term in the Security Agreement.

            "Prior Liens" has the meaning set forth in the Security Agreement.

            "Purchaser" means Oxford Funding, Inc., a Delaware corporation.

            "Qualifying Equity Issuance" shall mean the issuance by the Company of equity securities resulting in gross cash proceeds of not less than $200,000,000, on terms and conditions reasonably satisfactory to the Purchaser.

            "Reserve Account" has the meaning set forth in Section 2.8.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Secured Obligations" has the meaning set forth in the Security Agreement.

            "Securities Act" means the Securities Act of 1933.

            "Security Agreement" means that certain security agreement, dated as of the date hereof, between the Company, as debtor, and the Purchaser, as collateral agent and secured party.

            "Significant Subsidiary" means each of Oxford Health Plans (NY), Inc., Oxford Health Plans (NJ), Inc., Oxford Health Plans (CT), Inc. and Oxford Health Insurance, Inc.

            "Status Certificate" means a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, in the form of Exhibit C.

            "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

            "Termination Date" means the earliest of (i) the date upon which a Change of Control shall have occurred, (ii) the date upon which any Note shall have been declared to be, or shall become, due and payable pursuant to Section 8.1, (iii) the date of commencement of the marketing of any Debt or equity securities for which DLJSC is not sole agent or underwriter by the Company or any of its Subsidiaries (other than a fully underwritten bank financing pursuant to a signed commitment letter containing only such conditions as are usual and customary in such financings and which does not contain any condition relating to the successful syndication of such transaction) or the date of issuance of any Debt or equity security by the Company or any of its Subsidiaries (other than the Notes or any securities issuable upon the exercise of any option or warrant or the conversion of any convertible securities, in each case, outstanding on the date hereof and listed on Schedule 3.13, and options granted to employees and others pursuant to a benefit or compensation plan existing on the date hereof or approved by stockholders of the Company after the date hereof and any securities issuable upon the exercise thereof) and
(iv) the date upon which any Note shall otherwise have become due and payable pursuant to the terms thereof and shall not have been repaid.

            "Time of Purchase" has the meaning set forth in Section 2.2(a).

            "Transaction" means (i) a Capital Contribution and (ii) the payment of fees and expenses in connection therewith.

            "Transfer" means any disposition of Notes that would constitute a sale thereof under the Securities Act.

            SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time ("GAAP"), applied on a consistent basis.

            SECTION 1.3. Rules of Construction. (a) The definitions in Section
1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

            (b) Unless the context shall otherwise require, all references herein to (i) Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons, (iii) agreements and other contractual instruments include subsequent amendments, assignments, and other modifications thereto to the date hereof and thereafter, but in the case of any amendment, assignment or modification after the date hereof, only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Financing Document, (iv) statutes and related regulations include any amend-ments of same and any successor statutes and regulations, and (v) time shall be deemed to be to New York City time.

                                   ARTICLE II

                           PURCHASE AND SALE OF NOTES

            SECTION 2.1. Commitment to Purchase. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained herein, the Purchaser agrees to purchase from the Company at a purchase price of 100% of the principal amount thereof, Notes in an aggregate principal amount not to exceed the Commitment Amount. If any Notes are purchased, the Purchaser shall purchase on the Closing Date the entire Initial Commitment Amount. Any subsequent purchases may be made at any time during the Availability Period, but on no more than three separate occasions.

            SECTION 2.2. Notice of Purchase. Except for purchases on the Closing Date, the Company shall give the Purchaser notice not later than 10:00 a.m. on the fifth Business Day before each issuance and sale of Notes, specifying:

            (a) the date and time of the purchase and sale of the Notes (such date and time, if at all, the "Time of Purchase");

            (b) the aggregate principal amount of Notes to be issued and sold to the Purchaser at such Time of Purchase (which amount shall be, in the case of purchases after the Closing Date, an integral multiple of $5,000,000 not less than $5,000,000); and

            (c) wire instructions for the account of the Company (the "Company Account") where the purchase price for the Notes is to be delivered at such Time of Purchase.

            SECTION 2.3. Purchase of Notes. (a) At each Time of Purchase, subject to the satisfaction of all terms and conditions set forth herein, the Purchaser shall deliver, by wire transfer to the Company Account, immediately available funds in an amount equal to the aggregate purchase price of the Notes to be issued and sold to the Purchaser at such Time of Purchase, less the following amounts, which, in the case of clauses (i) and (ii) below, shall be non-refundable and retained by Purchaser:

            (i) a takedown fee in respect of the Notes to be issued on such date in an amount equal to 1.00% of the aggregate principal amount thereof;

            (ii) reimbursement for all previously unreimbursed reasonable out-of-pocket costs and expenses, including reasonable legal fees and disbursements incurred or made in connection with this Agreement and the preparation, execution and delivery of the Financing Documents; and

            (iii) the amount required to be deposited in the Reserve Account pursuant to Section 2.8.

            At each Time of Purchase, against payment as set forth in the preceding sentence, the Company shall deliver to the Purchaser a single Note representing the aggregate principal amount of Notes issued at such Time of Purchase, registered in the name of the Purchaser, or, if requested by the Purchaser, separate Notes in such other denominations and registered in such name or names as shall be designated by the Purchaser by notice to the Company at least two Business Days prior to such Time of Purchase.

            SECTION 2.4. Mandatory Reduction of Commitment. Upon the receipt by the Company of Net Cash Proceeds from or in anticipation of a Designated Transaction (other than a lease or sale and leaseback of computer equipment) at a time at which no Notes are outstanding, the Commitment Amount shall be reduced by the amount of such Net Cash Proceeds. Upon the receipt by the Company of any such Net Cash Proceeds at a time at which Notes are outstanding, the Commitment Amount shall be reduced by the excess, if any, of the amount of such Net Cash Proceeds over the aggregate principal amount of all Notes then outstanding. Notwithstanding the foregoing, the Commitment Amount shall be so reduced only to the extent that Net Cash Proceeds from all Designated Transactions on and after the date hereof exceed $1,000,000.

            SECTION 2.5. Termination of Commitment. The Commitment shall terminate on the Termination Date.

            SECTION 2.6. Prepayment of Notes. (a) The Company at its option may, upon ten days' written notice to the Holders, at any time, prepay all or any part of the principal amount of Notes at a redemption price equal to 101% (or, if the Company shall have paid the fee required by Section 6.18(b), 100%) of the principal amount of Notes so prepaid, together with accrued interest through the date of prepayment; provided, that the redemption price shall be 103% of par plus accrued interest if the Notes are refunded (whether at the time of redemption or maturity) with or in anticipation of funds raised by any financing transaction in which DLJSC has not acted as sole agent or underwriter to the Company (unless DLJSC, in its sole discretion, shall have consented thereto).

            (b) The Company shall, promptly upon the receipt by the Company of the Net Cash Proceeds of any Designated Transaction, prepay an aggregate principal amount of Notes equal to the amount of such Net Cash Proceeds, at a redemption price equal to 101% of the principal amount of the Notes so prepaid, together with accrued interest through the date of prepayment; provided, that the redemption price shall be 103% of par plus accrued interest if the Notes are refunded (whether at the time of redemption or maturity) with or in anticipation of funds raised by any financing transaction in which DLJSC has not acted as sole agent or underwriter to the Company (other than a fully underwritten bank financing pursuant to a signed commitment letter containing only such conditions as are usual and customary in such financings and which does not contain any condition relating to the successful syndication of such transaction); and provided, further, that Notes shall be required to be so prepaid only to the extent that Net Cash Proceeds from all Designated Transactions on and after the date hereof exceed $1,000,000.

            (c) The Company shall, immediately upon the occurrence of a Change in Control, prepay all Notes then outstanding at a redemption price equal to 103% of the principal amount thereof, together with accrued interest through the date of prepayment.

            (d) Any prepayment of the Notes pursuant to Section 2.6(a) shall be in a minimum amount of at least $1,000,000 and multiples of $1,000,000, unless less than $1,000,000 of the Notes remains outstanding, in which case all of the Notes must be prepaid. Any prepayment of the Notes pursuant to Section 2.6(b) shall be in a minimum amount which is a multiple of $1,000 times the number of Holders at the time of such prepayment.

            (e) Any partial prepayment shall be made so that the Notes then held by each Holder shall be prepaid in a principal amount which shall bear the same ratio, as nearly as may be, to the total principal amount being prepaid as the principal amount of such Notes held by such Holder shall bear to the aggregate principal amount of all Notes then outstanding. In the event of a partial prepayment, upon presentation of any Note the Company shall execute and deliver to or on the order of the Holder, at the expense of the Company, a new Note in principal amount equal to the remaining outstanding portion of such Note.

            SECTION 2.7. Effectiveness. This Agreement shall not be effective unless, at Closing Date, the Company delivers to the Purchaser a commitment fee in the amount of $3,000,000 in immediately available funds to the account specified on the signature page hereof.

            SECTION 2.8. Reserve Account. Prior to the Closing Date, the Company shall establish an account with DLJSC in Snoga Inc.'s name as escrow agent for the Company, the Purchaser and the Holders of the Notes (the "Reserve Account"). The Company, the Purchaser and Snoga Inc., as escrow agent, shall enter into an Interest Reserve Escrow Agreement in substantially the form of Exhibit D hereto. The Company hereby irrevocably directs the Purchaser to deposit into the Reserve Account from the proceeds of the issuances of Notes retained by the Purchaser in accordance with clause (iii) of Section 2.3, on the Closing Date and on each subsequent Time of Purchase, an interest reserve of 11.0% of the aggregate principal amount of Notes to be issued at such Time of Purchase, not to exceed $22,000,000 in the aggregate. The Purchaser is hereby authorized and directed
(i) to cause the Escrow Agent to invest the balances from time to time in the Reserve Account as provided in the Interest Reserve Escrow Agreement and to credit all interest and other income from such investment to the Reserve Account, and (ii) to debit the balances from time to time in the Reserve Account first, for the accrued and unpaid interest in respect of the Notes when and as due, second, for any unpaid fees and expenses due to the Purchaser hereunder, and thereafter, when all of the Notes have been repaid in full, to the Company. So long as no Default or Event of Default shall have occurred and is continuing, the balance in the Reserve Account in excess of 11.0% of the aggregate principal amount of Notes then outstanding shall be remitted to the Company to the extent such balance is not then required to satisfy any prepayment obligations of the Company under Section 2.6.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            The Company represents and warrants, at the date hereof and at each Time of Purchase, to the Purchaser and to each Holder as set forth below:

            SECTION 3.1. Corporate Existence and Power. The Company and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted.

            SECTION 3.2. Authorization and Execution. The execution, delivery and performance by the Company of each Financing Document and the issuance by the Company of the Notes have been duly and validly authorized and are within its corporate powers. Each of the Financing Documents has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company , and each of the Notes, upon issuance as contemplated hereby, will constitute the valid and binding obligation of the Company, in each case enforceable against the Company in accordance with its respective terms, subject to (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability.

            SECTION 3.3. Governmental Authorization. The execution and delivery by the Company of the Financing Documents did not and will not, and the issuance and sale by the Company of the Notes and the consummation of the transactions contemplated hereby and thereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect on and as of the date hereof or which are not required to be filed on or prior to any applicable Time of Purchase.

            SECTION 3.4. Contravention. The execution and delivery by the Company of the Financing Documents did not and will not, the issuance and sale by the Company of the Notes will not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) any Company Corporate Document or (iii) any judgment, injunction, order or decree or any material agreement or other instrument binding upon the Company or any of its Subsidiaries or any of their respective assets, or, except as contemplated by the Collateral Documents, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

            SECTION 3.5. Financial Information. (a) The consolidated balance sheets of the Company as of December 31, 1996, 1995 and 1994 and the related consolidated statements of income and cash flows and stockholders' equity (deficit) for the fiscal years then ended, reported on by KPMG Peat Marwick L.L.P., fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Company as of such date and its consolidated results of operations and cash flows for such fiscal year.

            (b) The consolidated balance sheets of the Company as of September 30, 1997 and the related consolidated statements of income and cash flows and stockholders' equity (deficit) for the nine months then ended fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Company as of such date and its consolidated results of operations and cash flows for such periods (subject to normal year-end adjustments).

            (c) There has occurred no material adverse change in the facts and information supplied to the Purchaser through the date hereof with respect to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, taken as a whole, or with respect to the ability of any Significant Subsidiary to continue to conduct its business on a basis consistent with past practices.

            SECTION 3.6. Litigation. Except as set forth on Schedule 3.6, there is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any Governmental Authority in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which challenges the validity of any Financing Document.

            SECTION 3.7. Environmental Matters. The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a Material Adverse Effect. The Company and its Subsidiaries conduct their businesses in compliance in all material respects with all applicable Environmental Laws.

            SECTION 3.8. Taxes. All United States Federal income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of the Company or any of its Subsidiaries have been filed or will be filed by the required time and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries have been paid or will be paid by the required time. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges have been established in accordance with GAAP.

            SECTION 3.9. No Subsidiaries. The Company has no Subsidiaries except as set forth in Schedule 3.9.

            SECTION 3.10. Investments. Except as set forth on Schedule 3.10, the Company has no direct or indirect Investment in any Person (other than its Subsidiaries listed on Schedule 3.9); except as set forth on Schedule 3.10, the Company is not a party to any partnership agreement under which the Company is a general partner or any material partnership, management, stockholders' or joint venture or similar agreement.

            SECTION 3.11. Not an Investment Company. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 3.12. Full Disclosure. The information heretofore furnished by or on behalf of the Company to the Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by or on behalf of the Company to the Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading. The Company has disclosed to the Purchaser any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee) the business, operations or financial condition of the Company and its respective Subsidiaries or the ability of the Company to perform its obligations under the Financing Documents.

            SECTION 3.13. Capitalization. (a) As of the date hereof, the authorized capital stock of the Company is as set forth on Schedule 3.13(a). Other than as set forth on Schedule 3.13(a), as of the date hereof, there are no subscriptions, options, warrants, rights, convertible securities, exchangeable securities or other agreements or commitments of any character pursuant to which the Company is required to issue any shares of its capital stock.

            (b) All of the outstanding capital stock of the Company's Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and owned by the Company free and clear of all Liens. Except as set forth on Schedule 3.13(b), there are no subscriptions, options, warrants, rights, convertible securities, exchangeable securities or other agreements or commitments of any character pursuant to which any of the Company's Subsidiaries is required to issue any shares of its capital stock (other than to the Company).

            SECTION 3.14. Solicitation; Access to Information. No form of general solicitation or general advertising was used by the Company or, to the best of its knowledge, any other Person acting on behalf of the Company, in respect of the Notes. Neither the Company nor, to its knowledge, any Person acting on its behalf has, either directly or indirectly, sold or offered for sale to any Person any of the Notes or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and neither the Company nor any Person authorized to act on its behalf (except that the Company makes no representation as to the Purchaser and its Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby, in any case, to cause the issuance or sale of any of the Notes to be in violation of any of the provisions of Section 5 of the Securities Act.

            SECTION 3.15. Non-Fungibility. When issued and delivered pursuant to this Agreement, none of the Notes will be of the same class (within the meaning of Rule 144A) as securities which are (i) listed on a national securities exchange registered under Section 6 of the Exchange Act or (ii) quoted in a U.S. automated inter-dealer quotation system.

            SECTION 3.16. Permits. (a) The Company and its Subsidiaries have all Permits as are necessary for the conduct of their business as it has been carried on; (b) all such Permits are in full force and effect, and the Company and its Subsidiaries have fulfilled and performed all obligations with respect to such Permits; (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit, except, in each case, to the extent it would not, singly or in the aggregate, have a Material Adverse Effect.

            SECTION 3.17. Leases. Except as set forth on Schedule 3.17, the Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all of their leases (the "Leases") necessary for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which might materially adversely affect or impair the operation of such properties and assets, and all such Leases are valid and subsisting and in full force and effect, except where failure to be in full force and effect would not have a Material Adverse Effect. None of the Company or its Subsidiaries is in default under any of such Leases, except where any such default could not reasonably be expected to have a Material Adverse Effect.

            SECTION 3.18. Absence of Any Undisclosed Liabilities or Capital Calls. Except as set forth on Schedule 3.18, neither the Company nor any of its Subsidiaries has any liability of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to Section 3.5 (b) and (ii) liabilities incurred since September 30, 1997 in the ordinary course of the Company's business consistent with past practice.

            SECTION 3.19. Governmental Regulations. The Company is not, and will not be upon the issuance and sale of the Notes and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Financing Document.

            SECTION 3.20. Brokers. Except for DLJSC, the Company has not employed any broker, finder, financial advisor or investment banker who might be entitled to any brokerage, finder's or other fee or commission in connection with the sale of the Notes.

            SECTION 3.21. Intellectual Property. Except as set forth on Schedule 3.21, the Company and its Subsidiaries own, or possess adequate licenses or otherwise have the right to use, all material patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, "Intellectual Property") that are necessary for the operation of the business of the Company and its Subsidiaries as presently conducted. No claim is pending or, to the knowledge of the Company, threatened that the Company or any of its Subsidiaries has infringed or is infringing upon the asserted rights of any other Person with respect to any Intellectual Property. No claim is pending or, to the knowledge of the Company, threatened that any such Intellectual Property owned or licensed by the Company or any of its Subsidiaries, or which the Company or any of its Subsidiaries otherwise has the right to use, is invalid or unenforceable.

            SECTION 3.22. ERISA. Neither the Company nor any Commonly Controlled Entity maintains, administers, contributes to, is required to contribute to or may incur any liability with respect to any Plan and neither the Company nor any Commonly Controlled Entity has at any time maintained, administered, contributed to or was required to contribute to any Plan.

            SECTION 3.23. Security Interests. (a) Upon execution and delivery of the Security Agreement by the Company on the Closing Date, the Security Agreement will create and constitute valid, enforceable and, subject to all required filings contemplated by clause (b) below, perfected security interests in, liens on or pledges of all of the Pledged Collateral.

            (b) Upon (A) execution and delivery of the Security Agreement by the Company on the Closing Date, and (B) with respect to the Pledged Collateral, the filing of Uniform Commercial Code financing statements specified in Schedule 3.23, the security interest, lien or pledge created by the Security Agreement in the Pledged Collateral encumbered thereby will be a perfected security interest prior to all other claims or security interests therein, except for Prior Liens.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            SECTION 4.1. Purchaser Representations. The Purchaser represents and warrants to the Company, at the date hereof and at each Time of Purchase, that:

            (a) the Purchaser is an accredited investor within the meaning of Rule 501(a) under the Securities Act and the Notes to be acquired by it pursuant to this Agreement are being acquired for its own account and not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities laws;

            (b) the execution, delivery and performance of this Agreement, including the purchase of the Notes pursuant hereto, are within the Purchaser's corporate powers and have been duly and validly authorized by all requisite corporate action;

            (c) this Agreement has been duly executed and delivered by the Purchaser;

            (d) this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable in accordance with its terms; and

            (e) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes and the Purchaser is capable of bearing the economic risks of such investment.

                                    ARTICLE V

                    CONDITIONS PRECEDENT TO PURCHASE OF NOTES

            SECTION 5.1. Conditions to Purchaser's Obligation at Closing Date. The Purchaser's obligation to purchase Notes at the Closing Date shall be subject to the satisfaction of each of the following conditions:

            (a) No change shall have occurred, and no additional information shall have been disclosed to or discovered by the Purchaser, which the Purchaser reasonably determines to be materially adverse in respect of the condition (financial or otherwise), business, assets, liabilities, properties, results of operations, projections or prospects of the Company and its Subsidiaries, taken as a whole, or the ability of any Significant Subsidiary to continue to conduct its business on a basis consistent with past practice.

            (b) The Purchaser shall have received all of the financial statements referred to in Section 3.5 and such statements shall not differ materially from the information previously supplied to the Purchaser.

            (c) Neither the Company nor any of its Subsidiaries shall have any Debt for borrowed money, other than Debt owed to the Company or any of its wholly-owned Subsidiaries.

            (d) The Purchaser shall have received evidence satisfactory to it as to (i) the receipt by the Company of all governmental, board of directors, stockholders and third party consents and approvals necessary or desirable in connection with the transactions contemplated hereby and (ii) the absence of any law or regulation that, in the judgment of the Purchaser, restrains, prevents or imposes any materially adverse conditions thereon.

            (e) The Engagement Letter shall have been duly executed and delivered by the parties thereto.

            (f) The corporate, tax, capital and ownership structure of the Company and its Subsidiaries shall, except as contemplated hereby, be consistent in all material respects with those previously disclosed to the Purchaser, and shall not have been modified in any material respect other than with the prior written consent of the Purchaser.

            (g) The Financing Documents and all other documentation relating to the Notes shall have been duly executed by each of the parties thereto and delivered to the Purchaser in form and substance satisfactory to the Purchaser and in compliance with all applicable laws and regulations.

            (h) All conditions precedent to the Financing Documents shall have been satisfied in compliance with all applicable laws and regulations.

            (i) This Agreement shall have become effective pursuant to Section 2.7.

            (j) The Purchaser shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, special counsel to the Purchaser.

            (k) The Purchaser shall have received an opinion, dated the Closing Date, of Company Counsel, such corporate resolutions, certificates and other documents as the Purchaser shall reasonably request.

            (l) The Company, the Purchaser and Snoga, Inc. shall each have executed and delivered the Interest Reserve Escrow Agreement substantially in the form of Exhibit D hereto.

            (m) The Company shall have executed and delivered to the Purchaser and the Collateral Agent the Security Agreement.

Each of the documents, certificates and opinions to be delivered under this
Section 5.1 shall be in form and substance satisfactory to the Purchaser.

            SECTION 5.2. Conditions to Purchaser's Obligation at Each Time of Purchase. The obligation of the Purchaser to purchase any Notes at any Time of Purchase (including the initial Time of Purchase) is subject to the satisfaction of the following conditions contemporaneously with such Time of Purchase:

            (a) The Company Corporate Documents shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of the Purchaser.

            (b) There shall have occurred no material adverse change (x) in the business, condition (financial or otherwise), operations, performance, properties, projections or prospects of the Company and its Subsidiaries, taken as whole, or in the ability of any Significant Subsidiary to continue to conduct its business on a basis consistent with past practice, since the date hereof or (y) in the facts and information supplied to the Purchaser through the date hereof with respect thereto.

            (c) Except as set forth on Schedule 3.6, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened before any Governmental Authority that challenges the validity of or purports to affect any Financing Document or any of the transactions contemplated hereby or that could reasonably be expected to have a Material Adverse Effect.

            (d) The representations and warranties of the Company contained in each Financing Document (other than any representation or warranty which expressly relates only to a specified other date) shall be true and correct on and as of such Time of Purchase as if made on and as of such time. The Company shall have performed and complied with all covenants and agreements required by such Financing Documents to be performed or complied with by it at or prior to such Time of Purchase. Immediately before and after such Time of Purchase no Default or Event of Default shall have occurred and be continuing.

            (e) If the purchase of Notes is after the Closing Date, the Collateral Agent shall have a valid, enforceable and perfected first priority Lien on all material Pledged Collateral.

            (f) The Purchaser shall have received the Notes to be issued at such Time of Purchase, duly executed by the Company and in the denominations and registered in the names specified in or pursuant to Section 2.3.

            (g) There shall not have occurred any disruption or change in the financial or capital markets which the Purchaser reasonably deems materially adverse in connection with the purchase of the Notes or the refinancing thereof.

            (h) All fees and expenses due and payable to the Purchaser hereunder or to DLJSC under the Engagement Letter on or prior to such Time of Purchase shall have been paid or issued, as the case may be, in full.

            (i) The Purchaser shall have received a certificate from the Chief Executive Officer or the Chief Financial Officer of the Company to the effect set forth in Section 5.2(a) through (e).

            (j) The Purchaser shall have received all other opinions, certificates, instruments, agreements or other documents as it shall reasonably request.

            (k) If the Purchaser is purchasing Notes after the Closing Date, the Commitment Amount shall have been increased to $200,000,000 in accordance with the terms of this Agreement.

                                   ARTICLE VI

                                    COVENANTS

            The Company hereby agrees that, from and after the date hereof and so long as the Commitment Amount shall be greater than zero or any Notes remain outstanding and unpaid or any other amount is owing to the Purchaser, the Collateral Agent or the Holders from time to time, and for the benefit of the Purchaser and such Holders:

            SECTION 6.1. Information. The Company will deliver, or cause to be delivered, to each Holder:

            (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of income (loss) and cash flows and stockholders' equity (deficit) for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Commission by KPMG Peat Marwick L.L.P. or other independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such quarter and the related consolidated statements of income (loss) and cash flows and stockholders' equity (deficit) for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to footnote presentation and normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Status Certificate or, if as of the date of such delivery a Default shall have occurred and be continuing, a certificate setting forth the details of such Default and the action which the Company is taking or proposes to take with respect thereto;

            (d) within five days after any responsible officer of the Company obtains knowledge of a Default, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

            (e) promptly upon the mailing thereof to the stockholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

            (f) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any of its Subsidiaries is a party in which the amount involved is $5,000,000 or more or in which injunctive or similar relief is sought;

            (g) promptly following the occurrence thereof, notice and a description in reasonable detail of any material adverse change, or development involving a prospective material adverse change, in the business, operations, property, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries; and

            (h) from time to time such additional information regarding the financial position or business of the Company or any of its Subsidiaries as the Purchaser may reasonably request.

            SECTION 6.2. Payment of Obligations. The Company will, and will cause its Subsidiaries to, pay and discharge at or before maturity all material obligations (including lease obligations, tax liabilities and trade payables), except where the same may be contested in good faith by appropriate proceedings, and will, and will cause its Subsidiaries to, maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

            SECTION 6.3. Maintenance of Property; Insurance. (a) The Company will, and will cause its Subsidiaries to, keep all property useful and necessary in their business in good working order and condition, ordinary wear and tear excepted.

            (b) The Company will, and will cause its Subsidiaries to, maintain with financially sound and responsible insurance companies, insurance in at least such amounts and against such risks as are usually insured against in the same general areas by companies of established repute of similar size that are engaged in the same or a similar business. The Company will deliver to the Purchaser (i) on or prior to the initial Time of Purchase, a certificate dated such date showing the amount of coverage as of such date, (ii) upon request of the Purchaser from time to time full information as to the insurance carried,
(iii) within five days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Company.

            SECTION 6.4. Conduct of Business and Maintenance of Existence. The Company will, and will cause its Subsidiaries to, continue to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will, and will cause its Subsidiaries to, preserve, renew and keep in full force and effect its corporate existence and rights, privileges and franchises necessary or desirable in the normal conduct of business, except that the Company or any of its Subsidiaries may discontinue any line of business if the Company determines that such discontinuation is in the best interests of the Company and its Subsidiaries and does not materially adversely affect the Company's ability to perform its obligations under the Financing Documents.

            SECTION 6.5. Compliance with Laws. The Company will, and will cause its Subsidiaries to, comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings, (ii) where, in the case of any non-compliance known to an officer of the Company, corrective actions reasonably acceptable to the Purchaser are being taken with respect thereto, or (iii) where non-compliance therewith, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            SECTION 6.6. Inspection of Property, Books and Records. The Company will, and will cause its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will, and will cause its Subsidiaries to, permit during normal business hours and upon written notice, representatives of the Purchaser to visit and inspect any of their respective properties and, subject to compliance with applicable law and any confidentiality obligations, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants, all at such reasonable times and as often as may reasonably be desired. The Company will reimburse the Purchaser for all reasonable out-of-pocket expenses, including fees and disbursements of its special counsel, incurred in performing any of the activities described in the foregoing sentence at and after the occurrence of a Default.

            SECTION 6.7. Investment Company Act. The Company will not, and will not cause or permit any of its Subsidiaries to, be or become an investment company within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 6.8. Debt or Other Liabilities. (a) The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Debt; provided, however, that the foregoing shall not prohibit (i) the Notes and other obligations of the Company under the Financing Documents, (ii) up to $10,000,000 of Debt of the Company or a Subsidiary thereof outstanding at any one time pursuant to bank overdrafts as part of its cash management in the ordinary course of business or (iii) Liens securing Financing Leases so long as such Liens do not cover any assets or property of the Company other than the asset or property so financed.

            (b) The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any trade liability or other accounts payable other than trade liabilities and other accounts payable arising in the ordinary course of business.

            SECTION 6.9. Restricted Payments. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, declare or make (i) any dividend or other distribution on any shares of capital stock of the Com-pany (except (A) dividends payable solely in shares of capital stock of the same class of the Company, (B) so long as no Default or Event of Default has occurred and is continuing, dividends on securities issued in a Qualifying Equity Issuance and (C) the distribution of rights to purchase capital stock pursuant to a customary shareholders' rights plan), (ii) any payment (other than to the Company or any of its wholly-owned Subsidiaries) on account of the purchase, redemption, retirement or acquisition of (x) any shares of capital stock of the Company or any of its Subsidiaries or (y) any option, warrant or other right to acquire shares of capital stock of the Company or any of its Subsidiaries or
(iii) any loan or advance to any Person (other than the Company or any of its wholly-owned Subsidiaries) owning any capital stock of the Company or any of its Subsidiaries (except loans and advances to any Person who was an employee of the Company or any of its Subsidiaries at the time the loan or advance was made, not to exceed $7,500,000 in the aggregate outstanding at any one time).

            SECTION 6.10. Disqualified Stock; Subsidiary Stock. (a) The Company will not issue any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date which is one year after the Closing Date.

            (b) The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign or otherwise dispose of any shares of capital stock (or any securities convertible or exchangeable into, or exercisable for, such shares) of any Subsidiary of the Company, or enter into any agreement, understanding or restriction as to any of the foregoing, provided, however, that the foregoing shall not prohibit the issuance of any capital stock by a wholly owned Subsidiary of the Company to its parent or to employees or consultants pursuant to a benefit or compensation plan existing on the date hereof.

            SECTION 6.11. Investments. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment in any Person (other than by the creation of any Subsidiary, any Investment in a wholly owned Subsidiary and Investments in Oxford Specialty Holdings in an aggregate amount not to exceed

$15,000,000) other than Investments in Cash Equivalents and Investments in professionally managed securities portfolios.

            SECTION 6.12. Negative Pledge. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any Lien on any Pledged Collateral other than Prior Liens or any other Lien permitted by the Security Agreement. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it which does not constitute Pledged Collateral, except (collectively, the "Permitted Liens"):

            (a) Liens securing Financing Leases permitted under Section 6.8(a)(iii), so long as such Liens do not cover any assets or property of the Company or any of its Subsidiaries other than the asset or property so financed;

            (b) Liens securing obligations permitted by Section 6.8 which obligations represent all or part of the purchase price of equipment purchased by the Company or any of its Subsidiaries for use in its business; provided, however, that such Liens shall not encumber any asset or property of the Company or any of its Subsidiaries other than such equipment;

            (c) (i) statutory and common law Liens of landlords under leases to which the Company or any of its Subsidiaries is a party and (ii) Liens of carriers, warehousemen, mechanics and materialmen or other similar statutory Liens, in each case incurred in the ordinary course of business for sums the payment of which is not delinquent or which are the subject of good faith proceedings by the Company or any of its Subsidiaries ;

            (d) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, performance bonds, unemployment insurance and other types of social security, other than any Lien imposed by or under ERISA;

            (e) Liens in respect of judgments or orders for the payment of money which in the aggregate at any one time do not exceed $15,000,000;

            (f) Liens imposed by a Governmental Authority for taxes, assessments or charges not yet due or which are be-ing contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiary, as the case may be, in accordance with GAAP;

            (g) easements, rights of way, permits, licenses, zoning ordinances, covenants, restrictions, defects, minor irregularities of title and other similar Liens on property which in the case of any particular parcel of real property do not materially detract from the value or utilization of such real property;

            (h) Liens created pursuant to the Collateral Documents; and

            (i) any Liens on shares of FPA Medical Management, Inc. encumbered pursuant to arrangements with regulatory authorities relating to capital adequacy requirements of Subsidiaries.

            SECTION 6.13. Transactions with Affiliates. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, Guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Company or any of its Subsidiaries, except, on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company or such Subsidiary, as determined in good faith by a majority of the disinterested members of the Board of Directors of the Company or such Subsidiary as evidenced by a Board resolution; provided, however, that no such determination of the Board of Directors shall be required with respect to (i) any such transaction entered into in the ordinary course of business consistent with past practice, (ii) any such transaction if such transaction, together with all related transactions, does not involve property, funds, investments or services with a fair market value in excess of $5,000,000,
(iii)transactions pursuant to arrangements existing on the date hereof with St. Augustine Health Care, Inc., On-Call Medical Services, P.C., HumanCare Medical Services (NY), P.C., Oxford Specialty Hold-ings, Inc. and Oxford Specialty Management, Inc. or (iv) transactions with any wholly owned Subsidiary of the Company.

            SECTION 6.14. Consolidations and Mergers; Sales of Assets. (a) The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, consolidate or merge with or into any other Person, except that a wholly-owned Subsidiary of the Company may consolidate or merge with or into another wholly-owned Subsidiary of the Company.

            (b) The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, sell, lease or otherwise transfer any assets other than (i) in the ordinary course of business consistent with past practice, or (ii) to the Company or a wholly-owned Subsidiary of the Company.

            SECTION 6.15. Appointment of Director. If an Event of Default shall have occurred and be continuing, the Company shall provide the Purchaser with the right to appoint in its sole discretion one additional Director to its Board of Directors; provided, however, that such right shall terminate at such time as the Purchaser is no longer the Majority Holder.

            SECTION 6.16. Supplemental Information. If at any time the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Notes, to holders of Notes and prospective purchasers of Notes information satisfying the requirements of subsection
(d)(4)(i) of Rule 144A.

            SECTION 6.17. Use of Proceeds. The Company will use the proceeds from the issuance and sale of Notes for the purposes of the Transactions; provided, however that the Company may use up to $15,000,000 of the proceeds from the issuance and sale of Notes on the Closing Date and up to $20 million of the proceeds from the issuance and sale of Notes after the Closing Date for general corporate purposes. None of the proceeds from the issuance and sale of Notes by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

            SECTION 6.18. Certain Fees. (a) The Company will pay to the Purchaser a fee (the "Ticking Fee") (i) at the rate of one - half of onepercent (0.50%) per annum on the undrawn Commitment

Amount and (ii) prior to such time as the Commitment Amount shall have increased to $200,000,000, at the rate of one quarter of one percent (*.025 %) per annum on the Additional Commitment Amount. The Ticking Fee will begin to accrue commencing on the Closing Date and will be payable in cash, quarterly in arrears.

            (b) The Company will pay to the Purchaser a fee (the "Duration Fee") at the rate of * one percent ( 1.00 * %) of the principal amount of the Notes outstanding on the six month anniversary of the Closing Date. The Duration Fee will be payable on the six month anniversary of the Closing Date.

            SECTION 6.19. Permanent Financing. (a) The Company will take all actions which, in the reasonable judgment of the Company and the Purchaser, are necessary or desirable to obtain Permanent Financing as soon as practicable through issuance of securities at such interest or dividend rates and terms as are then prevailing for new issues of securities of comparable size and credit rating in the United States capital markets. The amounts to be financed by the Permanent Financing shall be as determined by the Company, but shall be in an amount at least sufficient to repay or redeem the Notes in full in accordance with their terms. The Company hereby covenants and agrees that the Net Cash Proceeds from the Permanent Financing shall be used, to the extent required, to redeem in full the Notes in accordance with their terms.

            (b) The Company will enter into such agreements as in the reasonable judgment of the Company and the Purchaser or an Affiliate of the Purchaser are customary in connection with any such Permanent Financing, make such filings, if any, under the Securities Act, the Exchange Act, the Trust Indenture Act of 1939 (if applicable) and state securities laws as in the reasonable judgment of the Company and the Purchaser or such Affiliate of the Purchaser shall be required to permit consummation of such Permanent Financing and take such steps as in the reasonable judgment of the Company and the Purchaser or such Affiliate are necessary to cause such filings to become effective or in the reasonable judgment of the Company and the Purchaser or such Affiliate are otherwise required to consummate such Permanent Financing; provided, however, that the Company will not be obligated to qualify to do business as a foreign corporation in any jurisdiction in which it is not then so qualified to facilitate the Permanent Financing.

            (c) In the event that all or any portion of the securities issued in the Permanent Financing are issued under circumstances in which a registration statement relating to such securities has not been declared effective by the Commission under the Securities Act, the Company agrees to grant to the purchasers of securities issued in such Permanent Financing registration rights on terms reasonably required by the Purchaser or any Affiliate of the Purchaser.

            SECTION 6.20. Restrictions on Certain Amendments. The Company will not, and will not cause or permit any of its Subsidiaries to, amend, or suffer to be amended, any Company Corporate Document or any partnership or stockholder agreement to which the Company or any of its Subsidiaries is a party if such amendment would adversely affect the Purchaser or the holder of any Notes.

            SECTION 6.21. Restriction on Business Activities. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, engage in any business activities other than the business activities engaged in by the Company and its Subsidiaries on the date hereof and activities reasonably related thereto.

            SECTION 6.22. Prohibition of Prepayment of Debt. The Company will not repay any Debt (other than the Notes) prior to its scheduled maturity.

            SECTION 6.23. ERISA. The Company will not, and will not suffer any Commonly Controlled Entity to, adopt, maintain, administer, contribute to, or become required to contribute to a Plan.

            SECTION 6.24. Minimum Consolidated Net Worth. The Company shall not permit the Consolidated Net Worth at the end of any fiscal quarter to be less than the greater of (x) $380 million and (y) the Company's shareholders' equity as shown on its audited financial statements for the year ended December 31, 1997.

            SECTION 6.25. Limitation on Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, enter into, or suffer to exist, any agreement (other than the Financing Documents and agreements or restrictions entered into with regulatory authorities) with any Person which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Debt owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries, (c) transfer any of its properties or assets to the Company or any of its Subsidiaries or (d) cre-ate, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

            6.26. Mortgages. As collateral security for the payment of all obligations hereunder, on or after the date which is the six month anniversary of the Closing Date, upon the request of the Purchaser, the Company shall take all steps necessary to grant to the Purchaser a duly perfected first priority mortgage and security interest in all real property owned by the Company.

            6.27. Security Agreement Matters.

            (a) Within five Business Days after the Closing Date, the Company shall cause to be delivered to the Collateral Agent (i) the certificates identified on Annex 1 to the Security Agreement, accompanied by undated stock powers executed in blank and (ii) Uniform Commercial Code financing statements in appropriate form for filing in the locations listed on Schedule 3.23.

            (b) The Company shall obtain all consents and approvals of Governmental Authorities necessary to grant a duly perfected first priority Lien and security interest in the capital stock of each of Oxford Health Plans (NY), Inc., Oxford Health Plans (NJ), Inc. and Oxford Health (CT), Inc. as soon as practicable, but in any event no later than 10 Business Days after the Closing Date.

                                   ARTICLE VII

                             LIMITATION ON TRANSFERS

            SECTION 7.1. Restrictions on Transfer. From and after their respective dates of issuance, none of the Notes shall be transferable except upon the conditions specified in this Section 7.1 and in Sections 7.2 and 7.3, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Notes or any interest therein. The Purchaser will use its best efforts to cause any proposed transferee of any Notes (or any interest therein) held by it to agree to take and hold such Notes (or any interest therein) subject to the provisions and upon the conditions specified in this Section 7.1 and in Sections 7.2 and 7.3.

            SECTION 7.2. Restrictive Legends. Each Note shall (unless otherwise permitted by the provisions of Section 7.3) include a legend in substantially the following form:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE BRIDGE SECURITIES PURCHASE AGREEMENT DATED AS OF FEBRUARY 6, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.

            SECTION 7.3. Notice of Proposed Transfers. (a) Two Business Days prior to any proposed Transfer (other than Transfers of Notes (i) registered under the Securities Act, (ii) to an Affiliate of DLJ or a general partnership in which DLJ or an Affiliate of DLJ is one of the general partners (each, a "Permitted Holder"), provided that any such transferee shall agree to be bound by the terms of this Agreement or (iii) to be made in reliance on Rule 144A) of any Notes, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, and shall be accompanied by (i) an opinion of counsel reasonably satisfactory to the Company addressed to the Company to the effect that the proposed Transfer of such Notes may be effected without registration under the Securities Act, (ii) such representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (iii) such letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the Holder of such Notes shall be entitled to Transfer such Notes in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Notes transferred as above provided shall bear the legend set forth in Section 7.2 except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that neither such legend nor the restrictions on

Transfer in Sections 7.1 through 7.3 are required in order to ensure compliance with the provisions of the Securities Act.

            (b) Two Business Days prior to any proposed Transfer of any Notes to be made in reliance on Rule 144A, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer and certifying that such Transfer will be made (i) in full compliance with Rule 144A and (ii) to a transferee that (A) such Holder reasonably believes to be a "qualified institutional buyer" within the meaning of Rule 144A and (B) is aware that such Transfer will be made in reliance on Rule 144A. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer and an agreement from such transferee agreeing to be bound by the terms of this Agreement, whereupon the Holder of such Notes may transfer them in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate evidencing the Notes transferred as above provided shall bear the legend set forth in Section 7.2.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            SECTION 8.1. Events of Default. If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

            (a) failure by the Company to pay when due all or any part of the principal of any of the Notes or any fee due under Section 6.18;

            (b) failure by the Company to pay within 5 days of the due date thereof any interest on any Note, any other fees or any other amount payable by the Company under any Financing Document;

            (c) failure on the part of the Company to observe or perform any covenant contained in Sections 6.7 through 6.11, inclusive, Section 6.12 (other than with respect to Liens which are inadvertently created or suffered to exist and which would not have a Material Adverse Effect) and Sections 6.13 through 6.27, inclusive;

            (d) failure on the part of the Company to observe or perform any covenant contained in any Financing Document

      (other than those covered by clauses (a), (b) or (c) above) for 30 days after the Majority Holders deliver a notice thereof to the Company;

            (e) the Company or any of its Subsidiaries has commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due, or has taken any corporate action to authorize any of the foregoing;

            (f) an involuntary case or other proceeding has been commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief has been entered against it under the federal bankruptcy laws as now or hereafter in effect;

            (g) default in respect of one or more Debts of the Company or any of its Subsidiaries in excess of an aggregate of $5,000,000 if such default results in acceleration of the maturity of such Debt or Debts or enables (or with the giving of notice or lapse of time or both, would enable) the holders of such Debt or Debts or any Person acting on such holders' behalf to accelerate the maturity thereof, or the Company or any of its Subsidiaries has failed to pay at maturity or within any applicable period of grace any such Debt or Debts;

            (h) judgments or orders for the payment of money which are not covered by insurance and which in the aggregate at any one time exceed $15,000,000 have been rendered against the Company or any of its Subsidiaries by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days;

            (i) any representation, warranty, certification or statement made by the Company in any Financing Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Financing Document shall prove to have been untrue in any material respect when made or deemed made;

            (j) a breach under the Engagement Letter has occurred;

            (k) a Change of Control has occurred;

            (l) a breach of any of the provisions of the Collateral Documents or the Lien purported to be created by any of the Collateral Documents shall be invalid or shall be challenged or questioned by the Company or any of its Subsidiaries or shall cease to be a first priority Lien;

then, and in every such occurrence, the holders of not less than 33-1/3% of the aggregate principal amount of Notes outstanding (which percentage shall be 50.01 at any time when the Purchaser and its Affiliates own, in the aggregate, not less than 50.01% of the aggregate principal amount of Notes outstanding) may, by notice to the Company, declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereon become immediately due and payable; provided, however, that in the case of any of the Events of Default specified in paragraph (e) or (f) above, then, without any notice to the Company or any other act by the Holder, the entire principal amount of the Notes together with accrued interest thereon shall become immediately due and payable. The Majority Holders may, on behalf of all of the Holders, by written notice to the Company, rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree then in effect; provided that any uncured monetary defaults existing other than solely because of the acceleration may be waived only by Holders of all the Notes.

            SECTION 8.2. Powers and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy. Every power and remedy given hereunder or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holders.

                                   ARTICLE IX

                                COLLATERAL AGENT

            SECTION 9.1. Collateral Agent. (a) Each Holder by acceptance of a Note appoints the Purchaser (and the Purchaser accepts appointment) as its nominee and agent, in its name and on its behalf pursuant to the terms and conditions of the Financing Documents to be the secured party, mortgagee, beneficiary, recipient and similar party in respect of any collateral for the benefit of the Holders (in such capacity, the "Collateral Agent"). If the initial or any successor Collateral Agent ever ceases to be a party to this Agreement or if the initial or any successor Collateral Agent ever resigns (whether voluntarily or at the request of Majority Holders) then Majority Holders shall appoint the successor Collateral Agent from among the Holders (other than the resigning Collateral Agent).

            (b) The Collateral Agent, in its capacity as a Holder, has the same rights under the Financing Documents as any other Holder and may exercise those rights as if it were not acting as Collateral Agent; the term "Holder" shall, unless the context otherwise indicates, include the Collateral Agent; and the Collateral Agent's resignation or removal shall not impair or otherwise affect any rights that it has or may have in its capacity as an individual Holder. Each Holder and the Company agree that the Collateral Agent is not a fiduciary for the Holders or for the Company but simply is acting in the capacity described in this Agreement to alleviate administrative burdens for the Company and the Holders, and that the Collateral Agent has no duties or responsibilities to the Holders or the Company, except those expressly set forth in the Financing Documents.

            SECTION 9.2. Limitation of Liability. Neither the Collateral Agent nor any of its Affiliates, successors or assigns will be liable for any action taken or omitted to be taken by it or them under the Financing Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Financing Documents or be responsible for the consequences of any error in judgment (except for fraud, gross negligence or willful misconduct), and none of them has a fiduciary relationship with any Holder by virtue of the Financing Documents.

            SECTION 9.3. Default; Collateral. While a Default exists, the Holders agree to promptly confer in order that Majority Holders may agree upon a course of action for the enforcement of the right of Holders and the Collateral Agent is entitled to refrain from taking any action(without incurring any liability to any Person for so refraining) unless and until it has received instructions from Majority Holders. In actions with respect to any property of the Company, the Collateral Agent is acting for the ratable benefit of each Holder. The Collateral Agent shall hold, for the ratable benefit of all Holders, any security it receives for the Secured Obligation or any guaranty of the Secured Obligation it receives upon or in lieu of foreclosure.

            SECTION 9.4. Pledged Collateral Matters. (a) Each Holder authorizes and directs the Collateral Agent to enter into the Collateral Documents for the ratable benefit of the Holders and to take any action concerning any Pledged Collateral with the consent of, or at the request of, the Majority Holders in accordance with the provisions of the Financing Documents, and the exercise by the Collateral Agent (with the consent of, or at the request of, the Majority Holders) of powers concerning the Pledged Collateral set forth in any Financing Documents, together with other reasonably incidental powers, shall be authorized by and binding upon all Holders.

            (b) The Collateral Agent is authorized on behalf of all Holders, without the necessity of any notice to or further consent from any Holders, from time to time before a Default or an Event of Default, to take any action with respect to any Pledged Collateral or Collateral Documents that may be necessary to perfect and maintain perfected the Liens upon the Pledged Collateral granted by the Collateral Documents.

                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.1. Notices. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature pages hereof and receipt thereof is confirmed by telephone or in writing, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

            SECTION 10.2. Waivers and Amendments. (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

            (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by the Company and the Majority Holders; provided, however, that without the consent of each Holder of any Note affected thereby an amendment or waiver may not (i) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate or extend the time for payment of interest on any Note, (iii) reduce the principal amount of or extend the stated maturity of any Note or (iv) make any Note payable in money or property other than as stated in such Note. In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, consent, or waiver as provided in any Financing Document, Notes which are owned by the Company or any other obligor on or guarantor of the Notes, or by any Person Controlling, Controlled by, or under common Control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, further, however, that no such amendment, supplement or waiver which affects the rights of the Purchaser and its Affiliates otherwise than solely in their capacities as

Holders of Notes shall be effective with respect to them without their prior written consent.

            SECTION 10.3. Indemnification. The Company agrees to indemnify and hold harmless the Purchaser, its affiliates, and each Person, if any, who controls the Purchaser, or any of its affiliates, within the meaning of the Securities Act or the Exchange Act (a "Controlling Person"), and their respective partners, agents, employees, officers and directors of the Purchaser, its affiliates and any such Controlling Person (each an "Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto) relating to or arising out of, or in connection with, any activities contemplated by any Financing Document or any other services rendered in connection therewith, including, but not limited to, losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or any alleged untrue statement of a material fact or any omission or any alleged omission to state a material fact in any of the disclosure or offering or confidential information documents (the "Disclosure Documents") pertaining to any of the transactions or proposed transactions contemplated therein, including any eventual refinancing or resale of the Notes; provided, however, that the Company will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result solely from such Indemnified Party's gross negligence, willful misconduct or bad faith. The Company also agrees that no Indemnified Party shall have any liability for claims, liabilities, damages, losses or expenses, including legal fees, incurred by the Company in connection with this Agreement unless they are determined by final judgment of a court of competent jurisdiction to result solely from such Indemnified Party's gross negligence, willful misconduct or bad faith.

            If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company shall, if requested by such Indemnified Party or if the Company desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this

Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Company has failed to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Purchaser. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of the Purchaser, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express, unconditional release of the Purchaser and the other Indemnified Parties, satisfactory in form and substance to the Purchaser, from all liability arising out of such action, claim, suit or proceeding.

            If for any reason the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchaser on the other, but also the relative fault of the Company and the Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 9.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of fees actually received by the Purchaser pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Purchaser on the other with respect to the transactions contemplated hereby shall be deemed to be in the same proportion as (i) the total value of the transactions contemplated hereby bears to (ii) the fees paid to the Purchaser with respect to the transactions contemplated hereby. It is hereby further agreed that the relative fault of the Company on the one hand and the Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            The indemnification, contribution and expense reimbursement obligations set forth in this Section 9.3(i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the other Financing Documents and the payment in full of the Notes and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchaser or any other Indemnified Party.

            SECTION 10.4. Expenses; Documentary Taxes. The Company agrees to pay all reasonable out-of-pocket costs, expenses and other payments in connection with the purchase and sale of the Notes as contemplated by this Agreement, including (i) all reasonable fees and disbursements of special counsel for the Purchaser incurred in connection with the preparation of the

Financing Documents, (ii) all reasonable out-of-pocket expenses of the Purchaser, including fees and disbursements of counsel, in connection with any waiver or consent hereunder or under any other Financing Document or any amendment hereof or thereof and (iii) all out-of-pocket expenses of the Purchaser and each Holder, including fees and disbursements of counsel, in connection with any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Financing Document or the issuance of Notes (other than any Note issued in a Transfer).

            SECTION 10.5. Payment. The Company agrees that, so long as the Purchaser shall own any Notes purchased by it from the Company hereunder, the Company will make payments to the Purchaser of all amounts due thereon by wire transfer by 1:00 p.m. on the date of payment to such account as is specified beneath the Purchaser's name on the signature page hereof or to such other account or in such other similar manner as the Purchaser may designate to the Company in writing.

            SECTION 10.6. Register. The Company shall keep at its principal office a register (the "Register") in which shall be entered the names and addresses of the registered holders of the Notes and particulars of the respective Notes held by them and of all transfers of such Notes. References to the "Holder" or "Holders" shall mean the Person or Persons listed in the Register as the payee of any Note. The ownership of the Notes shall be proven by the Register.

            SECTION 10.7. Successors and Assigns. This Agreement shall be binding upon the Company and upon the Purchaser and their respective successors and assigns; provided, however, that the Company shall not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to DLJ and its Affiliates or to Holders are for the express benefit of such Persons.

            SECTION 10.8. New York Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE. EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE

SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 10.9. Independence of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

            SECTION 10.10. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, is held by a court of competent jurisdiction to be invalid, the remainder of this Agreement or the application of such provision to other Persons or circumstances shall in no way be affected thereby; provided, however, that the parties shall negotiate in good faith to replace the offending provision or application with a substitute provision or application that will have substantially the same economic effect. To the extent that it may effectively do so under applicable law, each party hereby waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

            SECTION 10.11. Entire Agreement; Benefit. This Agreement and the other Financing Documents constitute the entire contract among the parties relating to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Financing Documents. Nothing in any Financing Document is intended to confer upon any Person (other than the parties thereto and any Indemnified Party) any rights, remedies, obligations or liabilities under or by reason of the Financing Documents.

            SECTION 10.12. Headings. Article and Section headings and the Tables of Contents and Exhibits and Schedules are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 10.13. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

            SECTION 10.14 Confidentiality. The Purchaser agrees to take normal and reasonable precautions to maintain the confidentiality of information provided to it by the Company in connection with this Agreement to the extent it is not a matter of general public knowledge or it was not previously known to the Purchaser at the time such information was provided to it; provided, however, that the Purchaser may disclose such information (a) at the request of any bank regulatory or securities authority or the National Association of Insurance Commissioner (the "NAIC") or in connection with an examination of the Purchaser by any such authority or the NAIC, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) at the direction of any governmental authority, (e) to the Purchaser's Affiliates, independent auditors and other professional advisors or (f) to any transferee or potential transferee or to any direct or indirect contractual counterparties in swap agreements or to the professional advisors of such swap counterparties; provided, however, that in the case of (e) or (f) they agree with the Company to comply with the provisions of this Section 10.14.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                            COMPANY:
                                            OXFORD HEALTH PLANS, INC.


                                            By: /s/ William M. Sullivan
                                                --------------------------------
                                                Name: William M. Sullivan
                                                Title: President and Chief
                                                       Executive Officer

                                            800 Connecticut Avenue
                                            Norwalk, CT 06854
                                            Attention: Jeffrey H. Boyd
                                            Telecopy: (203) 851-2465

                                            OXFORD FUNDING, INC.:


                                            By: /s/ Paul Thompson III
                                                --------------------------------
                                                Name: Paul Thompson III
                                                Title: Managing Director

                                            277 Park Avenue
                                            c/o DLJ Bridge Finance, Inc.
                                            New York, New York  10172
                                            Attention: Paul Thompson III
                                            Telecopy: (212) 892-7272

                                            Account Number and Bank for
                                            Payment:

                                                                       EXHIBIT A

                                  FORM OF NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE BRIDGE SECURITIES PURCHASE AGREEMENT DATED AS OF FEBRUARY 6, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.

No.                                                           $

                            OXFORD HEALTH PLANS, INC.

                       Senior Secured Increasing Rate Note

OXFORD HEALTH PLANS, INC., a Delaware corporation (together with its successors, the "Company"), for value received hereby promises to pay to

                                [NAME OF HOLDER]

(the "Holder") and registered assigns the principal sum of

                [Amount in words] Dollars ($[Amount in numbers])

by wire transfer of immediately available funds to the Holder's account (the "Bank Account") at such bank in the United States as may be specified in writing by the Holder to the Company, on the earlier of (i) the date which is one year after the Closing Date (as defined in the Bridge Securities Purchase Agreement referred to below) and (ii) the date the principal amount of the Notes shall be declared to be or shall automatically become (as provided in Article 8 of the Bridge Securities Purchase Agreement) due and payable (in any such case, the "Maturity Date") in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly in arrears, on the [date corresponding to Closing Date] day of each third month after the Closing Date (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an "Interest Payment Date") and on the Maturity

Date, on the principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below, by wire transfer of immediately available funds to the Bank Account from the most recent Interest Payment Date to which interest has been paid on this Note, or if no interest has been paid on this Note, from the date of this Note until payment in full of the principal sum hereof has been made.

            This Note is one of a duly authorized issue of Notes of the Company (the "Notes") referred to in the Bridge Securities Purchase Agreement dated as of February 6, 1998 between the Company and Oxford Funding, Inc. (the "Purchaser") (as the same may be amended from time to time in accordance with its terms, the "Agreement"). All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for therein.

        This Note shall bear interest at a rate per annum (the "Interest Rate") equal to the sum of (i) the Prime Rate in effect from time to time plus (ii) 250 basis points plus (iii) an additional spread equal to 0 basis points prior to the date which is three months after the Closing Date and 50 basis points from and including the date which is three months after the Closing Date, increasing by 50 basis points at the end of each subsequent three-month period, until the principal amount hereof is paid in full or, in any case, if less, the maximum rate permitted by applicable law. "Prime Rate" means, for any day, a rate per annum equal to the rate of interest publicly announced by The Bank of New York (or its successor) from time to time in The City of New York as its prime, reference or base rate. The Interest Rate shall be reduced by 50 basis points on the date on which the Purchaser purchases Notes in excess of the Initial Commitment Amount.

        Notwithstanding anything to the contrary set forth herein, at no time shall the per annum interest rate on this Note exceed seventeen * percent (17 %), nor shall the per annum interest rate on this Note be lower than * ten and one-half percent (10.50 * %). In addition, that portion, if any, of any interest payment representing a per annum interest rate in excess of fifteen * percent (15.0 * %) may be paid, at the option of the Company, by issuing and delivering Notes with a principal amount equal to such excess portion of interest.

            Interest on this Note will be calculated on the basis of a 365-day year and paid for the actual number of days elapsed.

            This Note is transferable and assignable to one or more purchasers in accordance with the provisions set forth in the Agreement. The Company agrees to issue from time to time replacement Notes in the form hereof to facilitate such transfers and assignments.

            Unless the Majority Holders otherwise consent in writing, the Company covenants and agrees to observe and perform each of its obligations and undertakings contained in Article VI of the Agreement, which obligations and undertakings are expressly assumed herein by the Company and made for the benefit of the Holders.

            This Note may be required to be prepaid upon the occurrence of certain events specified in, and in accordance with, the Agreement.

            This Note may be prepaid, in whole or in part, at any time or from time to time in accordance with the provisions of the Agreement.

            In the event of an Event of Default, the principal of and interest on this Note may be declared to be or become automatically due and payable in the manner and with the effect provided in the Agreement.

            This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State applicable to contracts made and to be performed in that State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Company hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.

            The Holder of this Note by acceptance of this Note agrees to be bound by the provisions of this Note and the Agreement which are expressly binding on such Holder.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  ______________, 199

                                             OXFORD HEALTH PLANS, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title

                                                                       EXHIBIT C

                           FORM OF STATUS CERTIFICATE

            I, [Name], [Executive Officer] of Oxford Health Plans, Inc. (the "Company") DO HEREBY CERTIFY, to the best of my knowledge and belief, as follows:

            (a) As of the date hereof, no Default has occurred and is continuing.

            (b) The representations and warranties of the Company contained in each Financing Document (other than any representation or warranty that expressly relates only to a specified other date) are true and correct on and as of the date hereof as if made on and as of such date and the Company has performed and complied with all covenants and agreements required by the Financing Documents to be performed or complied with at or prior to the date hereof.

            I have made or caused to be made such examination or investigation (including reading the relevant provisions (including related definitions) of the Bridge Securities Purchase Agreement referred to below) as is necessary to enable me to make the foregoing certifications.

            All terms not otherwise defined herein shall have the respective meanings set forth in the Bridge Securities Purchase Agreement dated as of
February 6, 1998 between the Company and                             .

            IN WITNESS WHEREOF, I have hereunto set my hand.

____________, 199_

                                               ---------------------------------
                                               [Name]
                                               [Title]